Exhibit 10.22

STOCK SETTLEMENT AND RELEASE AGREEMENT

THIS STOCK SETTLEMENT AND RELEASE AGREEMENT (this “Agreement”) is made as of this 14th day of July, 2009, by and between Timberline Resources Corporation (“Timberline”), a Delaware corporation, and Jefferies & Company, Inc. (“Jefferies”).

RECITALS

WHEREAS, Jefferies provided Timberline financial advisory services in connection with a possible transaction or series of transactions involving Timberline and a target company, and was engaged by Timberline as a placement agent, arranger, or initial purchaser for the potential financing for such a transaction or transactions (the “Services”), pursuant to the terms of two agreements:  an engagement agreement dated November 1, 2007 (the “Advisory Engagement Agreement”); and an engagement agreement dated April 4, 2008 (the “Placement Agent Engagement Agreement”), (together the “Engagement Agreements”) each by and between Timberline and Jefferies; and

WHEREAS, pursuant to the Engagement Agreements, Timberline was to pay Jefferies a fee of $500,000 for a Fairness Opinion, a cash fee and warrants in the event that securities were placed, and expenses including legal fees incurred by Jefferies pursuant to the provision of the Services (collectively, the “Fees”); and

WHEREAS, Jefferies has issued an invoice to Timberline, Invoice number 7291 dated Oct. 29, 2008, reference number AEE87, in the total amount of $923,956.74 for the Fees (the “Services Invoice”), shown in Exhibit B; and

WHEREAS, neither a transaction nor a financing envisioned in the Engagement Agreements was consummated; and

WHEREAS, Timberline and Jefferies now desire that the Fees and the Services Invoice be satisfied by issuance of shares of common stock of Timberline, par value $0.001 (“Common Shares”) and payment of cash.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, all parties hereto agree as follows:

A.

ISSUANCE OF SHARES

1.

The Shares and Cash.  Subject to the satisfaction of the terms and conditions set forth in this Agreement, Timberline agrees to issue 950,000 Common Shares (the “Exchange Shares”) and pay $50,000.00 cash (the “Exchange Cash”) to Jefferies in exchange for Jefferies’ release of Timberline’s payment in cash of the Fees reflected on the Services Invoice, and

Jefferies agrees to accept such Exchange Shares and Exchange Cash from Timberline as satisfaction, in full, of the Services Invoice.

2.

Issuance of Shares.  Timberline shall deliver the stock certificate(s) representing the Shares, registered with Timberline’s Transfer Agent and delivered as set forth on Exhibit A attached hereto, free and clear from any restrictions on transfer, except those restrictions on transfer described in Section (B)(7) hereof, upon the later of: (i) three (3) business days following the execution of this Agreement by both parties or (ii) three (3) business days following the approval of the issuance of the Exchange Shares by the NYSE Amex (“NYSE Amex”).

3.

Payment of Cash.  Timberline shall wire the Exchange Cash to Jefferies no later than the third business day following the execution of this Agreement by both parties.  Jefferies’ wiring instructions are as follows:

Bank of New York

ABA: 021000018

Account Number: 8900007001

Tax ID: 952622900

Reference: Timberline

B.

REPRESENTATIONS AND WARRANTIES OF JEFFERIES

Jefferies represents, warrants and covenants (and acknowledges that Timberline is relying on such representations, warranties and covenants) that, as of the date of this Agreement:

1.

Jefferies understands that, at the time Jefferies receives the Exchange Shares, (i) the Exchange Shares will not be registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) or any applicable state securities laws and may not be offered or sold absent such registration or an available exemption from such registration requirements and (ii) the Exchange Shares will not be approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities agency.  Jefferies understands and agrees that the Exchange Shares are being issued to Jefferies in reliance upon the exemption provided under Rule 506 of Regulation D and/or section 4(2) under the U.S. Securities Act;

2.

Jefferies is not an underwriter and Jefferies will acquire the Exchange Shares solely for investment purposes for its own account and not with a view to, or for, resale in connection with any distribution of securities within the meaning of the U.S. Securities Act; and the Exchange Shares will not be obtained with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the undersigned has no contract, undertaking, understanding, agreement, or arrangement, formal or informal, with any person to sell, transfer, or pledge to any person the Exchange Shares; and it understands that the legal consequences of the foregoing representations and warranties to mean that it must bear the economic risk of the investment for an indefinite period of time because the Exchange Shares, at the time of receipt, will not be registered under the U.S. Securities Act, and, therefore, may be resold only if registered under the U.S. Securities Act or if an exemption from such registration requirement is available;

3.

Jefferies is an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D of the U.S. Securities Act;

4.

Jefferies understands that, except as provided in Section E hereof, Timberline is under no obligation to register the Exchange Shares or to cause or permit the Exchange Shares to be transferred in the absence of any such registration or exemption;

6.

Jefferies has not purchased the Exchange Shares as a result of any form of general solicitation or general advertising (as such terms are used in Rule 502 (c) under Regulation D of the U.S. Securities Act);

7.

Jefferies acknowledges that the Exchange Shares will be “restricted securities,” as such term is defined under Rule 144 of the U.S. Securities Act, and may not be offered, sold, transferred, pledged, or hypothecated to any person in the absence of registration under the U.S. Securities Act or an opinion of counsel that registration is not required.  Without limiting the generality or application of any other covenants, representations, warranties and acknowledgements of Jefferies respecting resale of the Exchange Shares, Jefferies will not offer, sell or otherwise transfer any of such Exchange Shares directly or indirectly, unless in accordance with the following legend, which Jefferies acknowledges the certificates representing the Exchange Shares delivered pursuant to this Agreement shall bear (until such time as the Exchange Shares have been registered under the U.S. Securities Act or an opinion of counsel is received that such legend is no longer required):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO TIMBERLINE, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144, RULE 144A OR REGULATION S THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO TIMBERLINE AN OPINION OF COUNSEL, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO TIMBERLINE.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

If Rule 144 under the U.S. Securities Act is applicable, then the undersigned may make sales of the Exchange Shares only under the terms and conditions prescribed by Rule 144 of the U.S. Securities Act or other exemptions therefrom (unless the Exchange Shares have been registered).  Timberline shall use commercially reasonable efforts to cause its legal counsel to deliver an opinion or such other documentation as may reasonably be required to effect sales of the Exchange Shares under Rule 144;

8.

Jefferies consents to Timberline making a notation on its records or giving instruction to the registrar and transfer agent of Timberline in order to implement the restrictions on transfer set forth and described herein;

9.

Jefferies is a corporation and in good standing under the laws of its jurisdiction of incorporation; and

10.

Jefferies acknowledges that Timberline has received notification from the NYSE Amex that Timberline does not currently meet the continued listing requirements of the NYSE Amex and that the common shares of Timberline could be de-listed from NYSE Amex, regardless of Timberline’s commercially reasonable efforts to maintain such listing;

11.

this Agreement has been duly executed and delivered by Jefferies and constitutes a legal, valid and binding obligation of Jefferies enforceable against Jefferies in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law.

C.

REPRESENTATIONS AND WARRANTIES OF TIMBERLINE

Timberline represents, warrants and covenants (and acknowledges that Jefferies is relying on such representations, warranties and covenants) that, as of the date of this Agreement:

1.

Timberline has been duly incorporated and is validly existing as corporation in good standing under the laws of its jurisdiction of incorporation and has the power and authority (corporate or other) to own, lease, and operate its properties and to conduct its business as so owned, leased or operated and conducted on the date of this Agreement;

2.

All of the issued and outstanding shares of Timberline’s common stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws;

3.

Timberline is duly qualified, registered and licensed to carry on business and is in good standing in the jurisdictions in which it carries on business or owns property where so required by the laws of that jurisdiction;

4.

Timberline is not (i) in violation of any material term of or in material default under its certificate of incorporation, bylaws or other organizational document, (ii) in default (or, with the giving of notice or lapse of time, would be in default or constitute a default) (“Default”) under any material term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Timberline is a party or by which it or any of them may be bound, or to which any of the property or assets of Timberline is subject (each, an “Existing Instrument”), or (iii) in violation of any judgment, decree or order or any statute, ordinance, rule, law or regulation applicable to Timberline, where such violation would have a material adverse effect on Timberline.  Timberline’s execution, delivery and performance of this Agreement, the issuance of the Exchange Shares and the payment of the Exchange Cash (i)  will not result in any material violation of the provisions of the charter or bylaws of Timberline, (ii) will not conflict with or constitute a material breach of, or Default under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, charge, encumbrance or adverse claim upon any property or assets of Timberline pursuant to, or require the consent of any other party to any Existing Instrument or other third party and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to Timberline.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for Timberline’s execution, delivery and performance of this Agreement, issuance of the Exchange Shares and payment of the Exchange Cash, except: (i) as required by the state securities or “blue sky” laws, (ii) approval of the issuance of the Exchange Shares by the NYSE Amex and (iii) for such consents, approvals, authorizations, orders, filings or registrations that have been obtained or made and are in full force and effect;

5.

Timberline represents that there are no placement agent’s fees, financial advisory fees, or brokers’ commissions or similar fees or payments due to any person relating to or arising out of the issuance of the Exchange Shares under this Agreement.  Timberline shall pay, and hold Jefferies harmless against, any liability, loss or expense (including, without limitation, foreseeable and documented attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.  Nothing herein shall be construed to hold Timberline responsible for any placement agent’s fees, financial advisory fees, or brokers’ commissions or similar fees or payments due in relation to or arising out of Jefferies’ subsequent re-sale or transfer of the Exchange Shares, which fees or commissions remain the sole obligation of Jefferies;

6.

Neither Timberline nor any person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Exchange Shares under the U.S. Securities Act or cause this offering of the Exchange Shares to be integrated with prior offerings by Timberline for purposes of the U.S. Securities Act.  Neither Timberline nor any person acting on its behalf, will take any action or steps referred to in the preceding sentence that would require registration of the offer, issuance or sale of any of the Exchange Shares under the U.S. Securities Act or cause the offering of the Exchange Shares to be integrated with other offerings other than as required by this Agreement;

7.

There are no legal or governmental actions, suits or proceedings pending or, to the best of Timberline’s knowledge, threatened (i) against or affecting Timberline, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, Timberline or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to Timberline or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would adversely affect the consummation of the transactions contemplated by this Agreement and (C) any such action, suit or proceeding is or would be material in the context of the sale of Exchange Shares.

8.

Timberline has all necessary power and authority to issue and deliver the Exchange Shares; the Exchange Shares have been duly authorized, and, when duly issued and delivered to Jefferies pursuant to the terms of this Agreement, the Exchange Shares will be duly-issued, fully-paid and non-assessable securities of Timberline.  None of the Exchange Shares will be issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of Timberline;

9.

this Agreement has been duly authorized by all necessary corporate action on the part of Timberline, and Timberline has full corporate power and authority to undertake its obligations under this Agreement and execute this Agreement;

10.

this Agreement has been duly authorized, executed and delivered by Timberline and constitutes a valid and legally binding obligation of Timberline enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

11.

no order ceasing, halting or suspending trading in securities of Timberline nor prohibiting the sale of such securities has been issued to and is outstanding against Timberline or its directors, officers or promoters, and, to the best of Timberline’s knowledge, no investigations or proceedings for such purposes are pending or threatened;

12.

neither Timberline nor any person acting on its or their behalf has engaged in or will engage in any form of “general solicitation” or “general advertising” (as such terms are used in Rule 502 (c) under Regulation D of the U.S. Securities Act) in the United States with respect to the Exchange Shares;

13.

the shares of Timberline’s common stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are listed on the NYSE Amex, and Timberline has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of common stock under the Exchange Act or delisting the shares of common stock from the NYSE Amex, nor has Timberline received any notification that the SEC is contemplating terminating such registration.    Timberline represents that it has received notice of de-listing from the NYSE Amex, that the NYSE Amex has accepted Timberline’s compliance plan pursuant to the rules of the NYSE Amex, and that as of the date of this Agreement Timberline is in compliance with such plan. Timberline shall cause the Exchange

Shares to be listed on the NYSE Amex and shall use its commercially reasonable efforts to maintain the  continued listing of its common shares on the NYSE Amex until the earlier of twenty-four months after the execution of this Agreement or such date on which Jefferies shall have sold all the Exchange Shares.;

14.

any documents filed with the SEC by Timberline, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Exchange Act;

15.

since March 31, 2009, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of Timberline; and

16.

until the earlier of twenty-four months after the execution of this Agreement or such date on which Jefferies shall have sold all the Exchange Shares, Timberline shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and Timberline shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

D.

RELEASE

Subject to Section G(9) below, in consideration of the issuance of the Exchange Shares and the payment of the Exchange Cash as satisfaction, in full, of the Services Invoice, Jefferies (including its officers, employees, agents, representatives, assignees, and successors) hereby releases Timberline (including its officers, employees, agents, representatives, assignees, and successors) from any and all manner of action and causes of action, suits, debts, dues, accounts, contracts, agreements, judgments, claims and demands whatever, whether in law or in equity, which now exist or may subsequently arise out of the Services Invoice or the Engagement Agreements .

E.

REGISTRATION RIGHTS

Within 30 days of the date hereof, Timberline agrees to include Jefferies or its nominee as a selling shareholder of the Exchange Shares in a registration statement under the U.S. Securities Act that Timberline will file with the SEC relating to the resale under the U.S. Securities Act of the Exchange Shares, and Timberline hereby agrees to cause such registration statement to become effective as quickly as practicable but in any event within 120 days of such filing and to use reasonable best efforts to ensure that such registration statement remains effective until the earlier of twenty-four months after the execution of this Agreement or such date on which Jefferies shall have sold all the Exchange Shares.

F.

INDEMNITY.

Timberline shall indemnify, defend and hold Jefferies harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), to the extent such are determined, by a final, non-appealable judgment by a court or arbitral tribunal, to have arisen from, related to, or connected with any untrue, inaccurate or breached statement, representation, warranty or covenant of Timberline set forth in this Agreement.  Timberline undertakes for a period of 12 months after the execution of this Agreement to notify Jefferies within 2 business days of any change in any representation, warranty or covenant of Timberline set forth in this Agreement to be untrue.

Jefferies shall indemnify, defend and hold Timberline harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), to the extent such are determined, by a final, non-appealable judgment by a court or arbitral tribunal, to have resulted solely from Jefferies’ gross negligence or willful misconduct under this Agreement.

G.

MISCELLANEOUS PROVISIONS

1.

Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regards to conflict of law principles thereof.

3.

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.

Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, as follows:

If to Jefferies, to:

Jefferies & Company, Inc.

520 Madison Avenue

New York, NY  10022

Attention: General Counsel

If to Timberline, to:

Timberline Resources Corporation

101 E. Lakeside

Coeur d’Alene, ID 83814

Attention: Randal Hardy

5.

Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Timberline and Jefferies.

6.

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.

Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

8.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.

Material Breach of Agreement by Timberline.  If prior to the earlier of twenty-four months after the execution of this Agreement or such date on which Jefferies shall have sold all the Exchange Shares, Timberline materially breaches any of the provisions of this Agreement, Jefferies shall promptly notify Timberline of any such material breach of the Agreement and demand that Timberline cure the breach.  Upon receipt of the notice of a material breach of the Agreement and demand for cure from Jefferies, Timberline shall have 15 business days to cure the material breach to the satisfaction of Jefferies, not to be unreasonably withheld.  If after the expiration of the 15-business-day cure period, the material breach of the Agreement has not been cured to the satisfaction of Jefferies, not to be unreasonably withheld, (A) all provisions of this Agreement except Sections F, G(2), G(4), G(6), G(9) and G(10) shall become null and void and (B) Jefferies shall be obligated to return any unsold Exchange Shares to Timberline.  Upon surrender to Timberline of any unsold Exchange Shares, (A) the Service Invoice will be deemed “not satisfied”, except that the amount of Fees owed to Jefferies under the Service Invoice shall be reduced by the Exchange Cash and the value of the aggregate proceeds received by Jefferies from the sale of any Exchange Shares, and (B) Jefferies will no longer be bound by the provisions of the release of section D of this Agreement.

10.

Notice of Sales.  To aid Timberline in meeting its obligations under this Agreement, until the earlier of twenty-four months from the date of execution of this Agreement or until such time as Jefferies has sold all of the Exchange Shares, Jefferies agrees to provide Timberline by the end of any month in which any sales or transfers of the Exchange Shares occurs with a notice detailing the number of Exchange Shares sold and the price at which such Exchange Shares are sold and Jefferies agrees to promptly notify Timberline when all Exchange Shares have been sold.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EXHIBIT A

Registration and Delivery Instructions

EXHIBIT B

Services Invoice

Jefferies
Jefferies & Company, Inc.
520 Madison Avenue
12th Floor
New York, NY 10022

INVOICE

Invoice Number: 7291
Invoice Date: 10/29/2008
Reference #: AEE87
Terms: Immediate

Timberline Resources Corporation
101 East Lakeside Avenue
Coeur 'd Alene, ID 83814

Attention: Mr. John Swallow
Chairman of the Board

Re: Fairness Opinion and Expenses

Fairness Opinion	$500,000.00
Jones Day Legal Fee	$377,619.28
M&A and Financing Jefferies Expenses	$46,337.46

TOTAL DUE **$923,956.74**

Payment Details

Wire Instructions

Bank of New York
ABA #021000018
A/C: Jefferies & Company, Inc.
A/C: #890-000-7001

Check Payment Instructions

Jefferies & Company, Inc.
11100 Santa Monica Blvd.
12th Floor
Los Angeles, CA 90025

Reference: **AEE87-7291-Timber**

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